UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 11, 2019

Commission File Number 001-36387

HIGHCOM GLOBAL SECURITY, INC.

(Exact name of registrant as specified in its charter)

Colorado	84-1506325
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2901 E. 4th Avenue, Unit J, Columbus, OH (Address of principal executive offices)	43219 (Zip Code)

(614) 500-3065

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this Chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01.	Other Events

Highcom Global Security, Inc. (the “Company”) has filed a Form 15 today with the Securities and Exchange Commission (“SEC”) to voluntarily deregister its common stock. The Company is eligible to deregister because it reasonably believes there are fewer than 300 holders of record of its common stock as of the beginning of the 2019 fiscal year and as of the date of the Form 15 and otherwise qualifies to terminate the registration of its common stock under Section 12(g) of the Exchange Act. Upon filing the Form 15, the Company’s obligations to file certain reports and forms with the SEC, including Forms 10-K, 10-Q and 8-K, are immediately suspended. The Company expects that deregistration of its common stock will become effective 90 days after filing the Form 15.

The Company is deregistering because it believes that the incremental cost of compliance with the public company reporting requirements does not provide a discernable benefit to the Company and is not in the best interests of its shareholders. Factors influencing the Company’s decision include the following:

– The high accounting, legal and administrative costs of preparing and filing periodic reports and other filings with the SEC in comparison to the size of the Company.

– The need for senior management of the Company to devote more time to the business of the Company.

– The need to maintain the confidentiality of sensitive business information that would otherwise require SEC disclosure.

– The already limited trading in the Company’s common stock.

– The fact that current trading prices of the common stock make it unlikely that the Company could effectively use its common stock to compensate employees, raise capital or make acquisitions.

The Company’s securities will continue to be traded over the counter on the Pink Sheets, but the Company can make no assurance that any broker will continue to make a market in the Company’s common stock.

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 11, 2019	HIGHCOM GLOBAL SECURITY, INC.

By:	/s/ James Black
Print Name:	James Black
Title:	Interim Chief Financial Officer

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